UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A




                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                        Date of Report: October 29, 1998





                                  Anicom, Inc.
        -----------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





            Delaware                     0-25364                 36-3885212
   ---------------------------         -----------            -----------------
  (State or Other Jurisdiction         (Commission              (IRS Employer
        of incorporation)              File Number)           Identification No.



     6133 North River Road, Suite 1000, Rosemont, Illinois            60018
     -----------------------------------------------------           --------
           (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code (847) 518-8700

Item 2.  Acquisition or Disposition of Assets.

(a) On September 21, 1998, the Registrant purchased substantially all of the assets of Texcan Cables Inc., a Nevada corporation, Texcan Cables International, Inc., a Nevada corporation and wholly owned subsidiary of Texcan Cables Inc., and Texcan Cables Limited, a Canadian
         corporation (collectively, referred to as "Texcan"). The assets acquired include all property and assets used in the conduct of Texcan's business, including inventory, accounts receivable, equipment, the name "Texcan Cables" and the goodwill associated therewith.

         Prior to this transaction, no material relationship existed between the Registrant and the Texcan Entities, or between any affiliates of such entities.

         The Registrant paid Texcan at the closing an aggregate purchase price consisting of 1,403,509 shares of the Registrant's common stock, par value U.S.$.001 per share, 20,000 shares of the Registrant's Series B convertible preferred stock, par value U.S.$.01 per share, which are convertible, in the aggregate, into an additional 1,403,509 shares of Registrant's common stock, and approximately U.S.$27 million in cash. In addition, Anicom assumed approximately U.S. $12 million of bank indebtedness.

         The cash portion of the purchase price in this transaction was paid out of proceeds from Registrant's existing credit facility with Harris Trust & Savings Bank, LaSalle National Bank, The First National Bank of Chicago, and Bank of America National Trust & Savings Association, and a new term loan facility with the Bank of Montreal dated September 21, 1998.

(b) Pursuant to this transaction, the Registrant acquired from Texcan substantially all of the assets used by Texcan in its business as a distributor of wire, cable and related products. The Registrant will continue to use these assets for the same purpose.




Item 7.   Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired

              Audited financial statements of Texcan required pursuant to Regulation S-X cannot be provided at this time but shall be filed as soon as practical and in no event later than 60 days after the date by which our initial Report on Form 8-K was required to be filed.

(b)       Pro Forma Financial Information

          The  following   unaudited  pro  forma  condensed  combined  financial
          information of Anicom, Inc. , Texcan and Other Acquisitions are submitted herewith on the indicated pages.


                                                                       Page

          Pro Forma Unaudited Condensed Combined
            Financial Information                                      F-1

          Pro Forma Unaudited Condensed Combined Balance Sheet
            as of June 30, 1998                                        F-3

          Notes to Pro Forma Unaudited Condensed Combined
             Balance Sheet,  June 30, 1998                             F-4

          Pro Forma Unaudited Condensed Combined Statement of
            Income for the six months ended June 30, 1998              F-5

          Notes to Pro Forma Unaudited
            Condensed Combined Statement of Income
            for the six months ended June 30, 1998.                    F-6

          Pro Forma Unaudited Condensed Combined Statement of
            Income for the year ended December 31, 1997                F-7

          Notes to Pro Forma Unaudited
            Condensed Combined Statement of Income
            for the year ended December 31, 1997                       F-8

 (c)  Previously filed Exhibits

      The following exhibits were filed in the Registrant's initial report on Form 8-K:

      2.1 Asset Purchase Agreement by and among Anicom, Inc., Anicom Multimedia Wiring Systems Incorporated, Texcan Cables Inc., Texcan Cables International, Inc., and Texcan Cables Limited, dated as of September 21, 1998.

      4.1 Certificate of Designations, Preferences and Rights of Series B convertible preferred stock of Anicom, Inc.

      4.2 Registration Rights Agreement by an between Anicom, Inc., Texcan Cables Inc., and Texcan Cables Limited, dated September 21, 1998.

                    Item 7. Financial Statements and Exhibits

                      (b) Pro Forma Financial Information

                   Anicom, Inc., Texcan and Other Acquisitions
          Pro Forma Unaudited Condensed Combined Financial Information


The unaudited pro forma condensed combined financial information gives effect, on a purchase accounting basis, to the Asset Purchase Agreement dated as of September 21, 1998 by and among Anicom, Inc., Anicom Multimedia Wiring Systems Incorporated (collectively referred to as "Anicom"), and Texcan and certain other acquisitions completed by Anicom during 1997.

The historical financial statements of Texcan reported activity on a fiscal year ending March 31 using generally accepted accounting principles in Canada. The Texcan historical financial information presented in this document has been adjusted to reflect a calendar year-end using generally accepted accounting principles in the United States.

The unaudited pro forma condensed combined statements, which are based on historical financial results, do not include any adjustments to reflect anticipated cost savings and other benefits management believes will result from the integration of Texcan.

The unaudited pro forma condensed combined balance sheet at June 30, 1998 assumes that the transaction occurred on June 30, 1998.

In connection with this transaction Anicom issued 1,403,509 shares of common stock, 20,000 shares of Series B Convertible Preferred Stock ("Convertible Preferred Stock"), which are convertible in the aggregate, into another 1,403,509 shares of common stock, and paid approximately U.S. $ 27 million in cash. In addition, Anicom assumed approximately U.S.$12 million of permitted bank indebtedness. The cash portion of the purchase price was paid out of proceeds from Anicom's unsecured revolving credit facility (the "Facility") and a Term Credit Agreement ("Term Agreement") dated September 21, 1998 with a Canadian lender.

The Convertible Preferred Stock, par value of $.01 per share, contains a liquidation preference of $1,000 per share and earn dividends at the rate of 3% of the liquidation preference, payable semi-annually. The Convertible Preferred Stock is redeemable at the holder's or the Company's option after 3 years from the date of issue for their liquidation preference value plus accrued and unpaid interest. Mandatory redemption occurs after 5 years from the date of issue. Conversion of the Convertible Preferred Stock to common stock may occur at anytime at the option of the holder. The number of common shares to be issued upon conversion will be computed by dividing the liquidation preference for each share of Convertible Preferred Stock by $14.25 (rounded to the nearest whole share). In addition, mandatory conversion may occur based on the future trading price of the Company's common stock.

The conversion of the Convertible Preferred Stock in the accompanying unaudited pro forma condensed combined statement of income for the year ended December 31, 1997 on the fully diluted pro forma earnings per share computation would result in antidilution; therefore conversion was not assumed.

The unaudited pro forma condensed combined balance sheet at June 30, 1998 assumes that the common stock and the Convertible Preferred Stock were issued, and the cash purchase price financing occurred on, June 30, 1998. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 1998 and the year ended December 31, 1997 assume that these items occurred on January 1, 1997.

The unaudited pro forma condensed combined statements of operations also assume that Anicom's 1997 acquisitions of TW Communication Corporation ("TW") and Energy Electric Cable, a division of Connectivity Products, Inc. ("Energy"), occurred on January 1, 1997.

The unaudited pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to revision upon final settlement of all purchase price adjustments and the completion of evaluations and other studies of the fair value of all assets acquired and liabilities assumed. Actual purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have occurred if the transactions described above had been effective since the assumed dates, nor are the statements indicative of future combined financial position or earnings. Anicom's future financial statements will reflect the acquisition of Texcan as of September, 1998.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Anicom as filed with the Securities and Exchange Commission in its Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the six months ended June 30, 1998.

                            Anicom, Inc., and Texcan
              Pro Forma Unaudited Condensed Combined Balance Sheet
                                  June 30, 1998
                                 (in thousands)

                                                             Historic                       Pro Forma
                                                    -------------------------       -----------------------------
                                                      Anicom          Texcan          Adjustments        Combined

                      Assets
Current assets:
  Cash and cash equivalents                         $     409                        $   38,933  A     $      409
                                                                                        (38,933) B

  Accounts receivable, net                             96,685       $  16,726                             113,411
  Inventory, primarily finished goods                  67,291          23,843                              91,134
  Other current assets                                  6,773             594                               7,367
                                                    ---------       ---------                          ----------
      Total current assets                            171,158          41,163                             212,321

Property and equipment, net                             6,550           1,846                               8,396

Goodwill, net                                          84,327              36            38,965  C        123,292
                                                                                            (36) D
Other assets, primarily notes receivable                1,944           8,090            (8,090) D          1,944
                                                    ---------       ---------                          ----------
      Total assets                                  $ 263,979       $  51,135                          $  345,953
                                                    =========       =========                          ==========


       Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                  $  63,251       $   6,930                          $   70,181
  Accrued expenses and acquisition liabilities         12,119           2,094             4,070  E         17,719
                                                                                           (564) D
  Long-term debt, current portion                       1,936                            35,000  A         36,936
                                                    ---------       ---------                          ----------
      Total current liabilities                        77,306           9,024                             124,836

Long-term debt, net of current portion                 30,829          14,207           (14,207) B         34,762
                                                                                          3,933  A

Other long-term liabilities                             2,001           8,355            (8,355) D          2,001


Commitments and Contingencies

Series B Convertible Preferred Stock                                                     20,000  F         20,000
                                                                                                       ----------

Stockholders' Equity:
  Common stock                                             15                                 1  F             16


  Additional paid-in capital                          144,956                            10,510  F        155,466

  Retained earnings                                     8,872                                               8,872
  Net equity                                                           19,549           (19,549) G

                                                    ---------       ---------                          ----------
      Total stockholders' equity                      153,843          19,549                             164,354
                                                    ---------       ---------                          ----------
        Total liabilities and stockholders' equity  $ 263,979       $  51,135                          $  345,953
                                                    =========       ==+======                          ==========


                             Anicom, Inc. and Texcan
          Notes to Pro Forma Unaudited Condensed Combined Balance Sheet
                                  June 30, 1998


The unaudited balance sheets as of June 30, 1998 have been combined to reflect the pro forma impact of the acquisition of Texcan by Anicom as if the transaction had occurred on June 30, 1998.

The following is a summary of the adjustments reflected in the pro forma condensed combined balance sheet:

A - To reflect Anicom's purchase of the net assets of Texcan and related financing activities as though the transaction had occurred on June 30, 1998.

B - To reflect the retirement of the Texcan outstanding debt immediately following the close of the transaction and the cash payment to the seller as though the sale and the retirement of the related debt had occurred on June 30, 1998.

C - To record the amount by which the purchase price exceeds the fair market value of assets acquired, less liabilities assumed and transaction costs associated with the acquisition of Texcan.

D -  To eliminate Texcan assets and liabilities not acquired by Anicom.

E - To Record estimated transaction and business integration costs, principally fees for outside consultants and lease exit costs.

F -  To record the issuance of 1,403,509 shares   of common  stock,  and  20,000
     shares of Convertible  Preferred Stock as of June 30, 1998.

G -  Eliminate the net equity of Texcan.

                             Anicom, Inc. and Texcan
           Pro Forma Unaudited Condensed Combined Statement of Income
                     for the six months ended June 30, 1998
                    (in thousands, except per share amounts)



                                                             Historic                         Pro Forma
                                                    -------------------------        ----------------------------
                                                      Anicom          Texcan          Adjustments        Combined

Net sales                                           $ 215,349        $ 53,072                          $  268,421
Cost of sales                                         167,482          42,456                             209,938
                                                    ---------       ---------                          ----------
Gross profit                                          47,867          10,616                               58,483

Selling, general and administrative                    38,066           8,250             $ 487  A         46,738
                                                                                            (65) B
                                                    ---------       ---------                          ----------
Income from operations                                  9,801           2,366                              11,745
                                                    ---------       ---------                          ----------

Other income (expense):
Interest income                                            46                                                  46
Interest expense                                         (713)           (780)              780  C         (1,982)
                                                                                         (1,269) D
                                                    ---------       ---------                          ----------
    Total other income (expense)                         (667)           (780)                             (1,936)
                                                    ---------       ---------                          ----------
Income before income taxes                              9,134           1,586                               9,809

Provision for income taxes                              3,654             672            (1,024) E          3,302
                                                    ---------       ---------                          ----------

Net income                                          $   5,480          $  914                          $    6,507
                                                    =========       =========

Less:  dividend on preferred stock                                                          300  F            300
                                                                                                       ----------
Net income available to common stockholders                                                                 6,207
                                                                                                       ==========
Earnings per common share and share equivalent:
    Basic                                           $     .24                                          $      .25
                                                    =========                                          ==========
    Diluted                                         $     .23                                          $      .24
                                                    =========                                          ==========

Weighted average common shares and share
 equivalents outstanding:
    Basic                                              23,360                                              24,764
                                                    =========                                          ==========
    Diluted                                            23,925                                              26,733
                                                    =========                                          ==========


                             Anicom, Inc. and Texcan
       Notes to Pro Forma Unaudited Condensed Combined Statement of Income
                     for the six months ended June 30, 1998


The following is a summary of the adjustments reflected in the pro forma unaudited condensed combined statement of income:

A - Earnings effect of Texcan goodwill amortization using a 40 year recovery period.

B -  Adjust expenses for management fees paid to related parties of Texcan.

C - In connection with this transaction, Anicom assumed Texcan's outstanding bank debt. Immediately after the closing of the transaction, Anicom retired the outstanding bank debt. Interest expense has been adjusted to give effect to the retirement of this debt, as if the transaction had occurred on January 1, 1997.

D - Anicom borrowed against its Facility and its Term Agreement to fund the acquisition of Texcan and its future working capital requirements. Interest expense has been adjusted to give effect to interest related to these borrowings as though the transaction had occurred on January 1, 1997.

E - Adjustment of income tax provision to reflect the approximate effective tax rate of Anicom on the combined results.

F -  This amount reflects the dividends payable under the Convertible  Preferred
     Stock issued  in  connection  with  the  Texcan acquisition   assuming  the
     transaction had occurred on January 1, 1997.

                   Anicom, Inc., Texcan and Other Acquisitions
           Pro Forma Unaudited Condensed Combined Statement of Income
                      for the year ended December 31, 1997
                    (in thousands, except per share amounts)

                                                                    Historic                               Pro Forma
                                                    ----------------------------------------        -----------------------
                                                                                    Other
                                                      Anicom          Texcan     Acquistions          Adjustments   Combined


Net sales                                           $ 243,664       $ 122,853       $114,860                      $  481,377
Cost of sales                                         187,098          98,736         94,159                         379,993
                                                    ---------       ---------      ---------                      ----------
Gross profit                                           56,566          24,117         20,701                         101,384

Selling, general and administrative                    55,079          17,747         18,751           $   974  A     93,037
                                                                                                           683  B
                                                                                                           (94) C
                                                                                                          (103) D
                                                    ---------       ---------      ---------                      ----------
Income from operations                                  1,487           6,370          1,950                           8,347
                                                    ---------       ---------      ---------                      ----------

Other income (expense):
  Interest income                                         225             192                                            417
  Interest expense                                       (762)         (2,036)          (939)            2,036  E     (3,242)
                                                                                                        (2,480) F
                                                                                                           656  G
                                                                                                           283  H
                                                    ---------       ---------      ---------                      ----------
    Total other income (expense)                         (537)         (1,844)          (939)                         (2,825)
                                                    ---------       ---------      ---------                      ----------


Income before income taxes                                950           4,526          1,011                           5,522

Provision for income taxes                                650           2,035            492            (1,743) I      1,434
                                                    ---------       ---------      ---------                      ----------

Net income                                                300           2,491            519                           4,088

Less:  dividends on preferred stock                      (296)                                            (600) J       (896)
                                                    ---------       ---------       --------                      ----------
Net income available to common stockholders         $       4       $   2,491       $    519                      $    3,192
                                                    =========       =========       ========                      ==========

Earnings per common share and share equivalent:
    Basic                                           $    -                                                        $      .14
                                                    =========                                                     ==========
    Diluted                                         $    -                                                        $      .14
                                                    =========                                                     ==========

Weighted average common shares and share
 equivalents outstanding:
    Basic                                              17,476                                                         22,845
                                                    =========                                                    ===========
    Diluted                                            17,476                                                         22,845
                                                    =========                                                    ===========


                   Anicom, Inc., Texcan and Other Acquisitions
       Notes to Pro Forma Unaudited Condensed Combined Statement of Income
                      for the year ended December 31, 1997


The following is a summary of the adjustments reflected in the pro forma unaudited condensed combined statement of income:

A - Earnings effect of Texcan goodwill amortization using a 40 year recovery period.

B - Earnings effect of Other Acquisitions goodwill amortization using a 40 year recovery period.

C -  Adjust expenses for management fees paid to related parties of Texcan.

D - Adjust expenses for costs not relevant to the acquired operations of Other Acquisitions.

E - In connection with this transaction, Anicom assumed Texcan's outstanding bank debt. Immediately after the closing of the transaction, Anicom retired the outstanding bank debt. Interest expense has been adjusted to give effect to the retirement of this debt, as if the transaction had occurred on January 1, 1997.

F - Anicom borrowed against its Facility and its Term Agreement to fund the acquisition of Texcan and its future working capital requirements. Interest expense has been adjusted to give effect to interest related to these borrowings as though the transaction had occurred on January 1, 1997.

G - Anicom borrowed against its Facility to fund the acquisition of Energy and working capital requirements. The completion of the private placement of 2,900,000 shares of Anicom's common stock, $.001 par value per share, which closed on December 4, 1997, was the source of funds for the acquisition of TW and the retirement of debt assumed in the TW acquisition. Residual proceeds were used to pay down the Facility. Interest expense has been adjusted to give effect to the pay down of this debt as if the private placement had occurred on January 1, 1997.

H - Interest expense has been adjusted to eliminate related party interest allocated to Energy by its former parent.

I - Adjustment of income tax provision to reflect the approximate effective tax rate of Anicom on the combined results.

J -  This  amount   reflects  the  dividends   payable  under   the  Convertible
     Preferred Stock issued in connection with the Texcan acquisition assuming the transaction had occurred on January 1, 1997.

                                   SIGNATURES

Pursuant to the regulations of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ANICOM, INC.


Dated:  October 29, 1998             By: /S/ Donald C. Welchko
                                         ---------------------------------------
                                         Donald C. Welchko
                                         Vice President, Chief Financial Officer